SCHEDULE 14A

(Rule 14a-101)

 INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240 14a-12

FIRST SOUTH BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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First South Bancorp, Inc.

April 17, 2012

Dear Fellow Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) to be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 17, 2012, at 11:00 a.m., Eastern Time.

The attached Notice of Annual Meeting and Proxy Statement (the “Proxy Materials”) describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Also enclosed is a copy of our 2011 Annual Report. Directors and officers of the Company and the Bank will be present at the Annual Meeting to respond to any questions that you and other stockholders may have.

The Proxy Materials and our 2011 Annual Report are also available to our stockholders on a publicly accessible Internet website. You may read, print and download our Proxy Materials and our 2011 Annual Report at http://www.cfpproxy.com/4205. Also included on the publicly accessible Internet website is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of Turlington and Company, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2012. The Board of Directors unanimously recommends a vote “FOR” the election of the director nominees, and “FOR” the ratification of the appointment of Turlington and Company, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2012.

On behalf of the Board of Directors, we urge you to vote now, even if you currently plan to attend the Annual Meeting. Please sign, date and return the accompanying Proxy Card as soon as possible. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. It will also help ensure that a quorum is present for the conduct of business at the meeting.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,

/s/ Thomas A. Vann

Thomas A. Vann
President and
Chief Executive Officer

FIRST SOUTH BANCORP, INC.
1311 Carolina Avenue
Washington, North Carolina 27889

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 17, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of First South Bancorp, Inc. (the “Company”) will be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 17, 2012, at 11:00 a.m., Eastern Time.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1. The election of two directors to serve three-year terms;

2. The ratification of the appointment of Turlington and Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

such other matters that properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record at the close of business on April 2, 2012 will be entitled to vote at the Annual Meeting and any adjournments.

We are enclosing a copy of First South Bancorp, Inc.’s 2011 Annual Report with this proxy statement.

You can vote in one of three ways as follows: Mark, sign and date your proxy card and return it promptly in the enclosed postage paid envelope; or, call toll free 1-855-484-1033 on a touch-tone phone (there is no charge to you for this call); or, via the Internet at http://www.rtcoproxy.com/fsbk and follow the instructions.

If you choose to vote by signing and returning the enclosed Proxy Card, which is solicited by the Board of Directors, please mail it promptly in the enclosed postage paid envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall

William L. Wall
Secretary

Washington, North Carolina

April 17, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. ENCLOSED IS A PROXY CARD WITH A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE WILL BE REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST SOUTH BANCORP, INC.
1311 Carolina Avenue
Washington, North Carolina 27889

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2012

GENERAL

This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, May 17, 2012, at 11:00 a.m., Eastern Time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being released to stockholders on or about April 17, 2012.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder’s proxy.

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth in this Proxy Statement, and FOR the ratification of the appointment of the independent registered public accounting firm. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in “street name” which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

VOTING SECURITIES AND SECURITY OWNERSHIP

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $.01 per share (the “Common Stock”). Stockholders of record as of the close of business on April 2, 2012 (the “Record Date”) are entitled to one vote for each share of Common Stock then held. As of April 2, 2012, there were 9,751,271 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Security Ownership of Management. As of April 2, 2012, the beneficial ownership of the Common Stock by each of the Company’s directors, and by directors and executive officers as a group was as follows:

	Shares of Common Stock
	Beneficially Owned as		Percent of
	of April 2, 2012 (1)		Class (2)
Directors:
Linley H. Gibbs, Jr.	154,794	(3)	1.59%
Frederick N. Holscher	115,915	(4)	1.19
Frederick H. Howdy	192,000		1.97
Charles E. Parker, Jr.	156,940	(5)	1.61
Marshall T. Singleton	260,922	(6)	2.68
Thomas A. Vann	300,147	(7)	3.08

All directors and executive officers of the Company as a group (13 persons)	1,538,822	(8)	15.67

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2)	Based on a total of 9,751,271 shares of Common Stock outstanding as of April 2, 2012.
(3)	Includes 51,750 shares owned by a family trust.
(4)	Includes 7,832 shares owned by Mr. Holscher’s spouse.
(5)	Includes 225 shares owned by Mr. Parker’s spouse.
(6)	Includes 7,512 shares owned by Mr. Singleton’s spouse.
(7)	Includes 76,400 shares owned by Mr. Vann’s spouse.
(8)	Includes 71,209 shares executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of April 2, 2012.

Changes in Control. Management of the Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

As of April 2, 2012, no stockholder known to management owned more than 5% of the Company’s Common Stock.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Board currently consists of six members. The Company’s Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2015 Annual Meeting. The Board has nominated Frederick N. Holscher and Frederick H. Howdy to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Virginia law and the Company’s Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present. It is intended that the persons named in the proxies solicited by the Board for the 2012 Annual Meeting will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Company and the expiration of his term as a director. Each director of the Company also is a member of the Board of Directors of First South Bank (the “Bank”). All of the directors are independent under the current listing standards of the NASDAQ Stock Market, except for Mr. Vann because he is an employee of the Company and the Bank. In determining the independence of the directors, the Board also considers transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in the Company’s proxy statement.

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Name	Age at December 31, 2011	Year first Elected as Director of the Company	Current Termto Expire	Position(s) Held

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2015
Frederick N. Holscher	63	1996	2012	Director
Frederick H. Howdy	80	1996	2012	Director

DIRECTORS CONTINUING IN OFFICE
Linley H. Gibbs, Jr.	80	1996	2013	Director
Thomas A. Vann	62	1996	2013	Director, President and Chief Executive Officer
Charles E. Parker, Jr.	75	1996	2014	Director
Marshall T. Singleton	72	1996	2014	Director

Qualifications of Directors. A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors should serve as a director of the Company is presented below. Each of these directors brings a unique perspective and set of qualifications to the Board. Many are natives of eastern North Carolina and are connected to the local community and the Bank’s market area through their professional pursuits and civic involvement. The Company’s directors have attended many educational programs sponsored by the North Carolina Bankers Association, as well as recurring training sessions with accountants, attorneys and consultants in order to keep them current and informed on key banking issues and strategies.

Linley H. Gibbs, Jr. has been a director of the Bank since 1985. In 1992, Mr. Gibbs retired as a general manager of Hamilton Beach, an appliance manufacturing company in Washington, North Carolina after 23 years with the company. As general manager, he also had responsibilities as senior officer for budgeting and financial oversight. Mr. Gibbs attended the University of North Carolina at Chapel Hill, graduating with a degree in industrial management. He has served on the boards of many local and national civic, service and trade organizations including the Beaufort County Crime Stoppers, Washington Tourism Development Authority, Beaufort County United Way, Washington/Beaufort County Chamber of Commerce and the advisory board of Appliance Magazine. He was also a former local advisory board member of North Carolina National Bank. Mr. Gibbs has previously served as both Chairman and Vice-Chairman of the boards of both the Company and the Bank. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Gibbs currently serves.

Thomas A. Vann has been a director of the Bank since 1979 and currently serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000. Mr. Vann attended North Carolina State University, graduating with a degree in agronomy. He has served on the boards of many local and statewide civic and service organizations including the Beaufort County Arts Council, Beaufort County Community College Foundation, Beaufort County United Way, Downtown Washington on the Water Front, Turnage Theater Foundation, For ENC, North Carolina Arts Council, North Carolina Bankers Association, NCBA Scholarship Committee and the North Carolina College Foundation. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Vann currently serves.

Charles E. Parker, Jr. has been a director of the Bank since 1971. Mr. Parker attended Wake Forest University, graduating with a degree in physical education. He is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina, which he joined in 1989. He was co-owner of the Morris Insurance Agency in Washington, North Carolina from 1961 to 1988. In the insurance business, he has been active in the appraisal valuation of both residential and commercial property. He has served on the boards and as a member of many local and statewide civic and service organizations including the Craven Regional Medical Center Foundation, New Bern/Craven County Chamber of Commerce, Commodore of the Eastern Carolina Yacht Club, President’s Committee at Wake Forest University and the Wake Forest University Deacon Club. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Parker currently serves.

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Marshall T. Singleton has been a director of the Bank since 1990. He has been a co-owner of B.E. Singleton & Sons, a highway construction firm in Washington, North Carolina, since 1960. Mr. Singleton attended the Citadel University studying engineering. He has served on the boards and a member of many local civic and service organizations including the Salvation Army, Washington/Beaufort County Chamber of Commerce, Turnage Theater Foundation, Committee of 100 and was a former local advisory board member of First Citizens Bank. He also serves on the board of trustees of the First United Methodist Church. Mr. Singleton currently serves as Vice-Chairman of the Board of both the Company and the Bank. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Singleton currently serves.

Frederick N. Holscher has been a director of the Bank since 1985 and currently serves as general counsel for the Bank. Mr. Holscher attended the University of North Carolina at Chapel Hill, graduating with a degree in political science. He is also a graduate of the UNC-Chapel Hill law school and is currently an attorney and president of the law firm of Rodman, Holscher, Francisco & Peck, P.A. located in Washington, North Carolina and he has been with the firm since 1973. He is an active member of the Beaufort County Bar Association, the Second Judicial District Bar Association and the North Carolina Bar Association. He has served on the boards of many local and statewide civic and service organizations including the Salvation Army, Washington Board of Realtors, Washington/Beaufort County Chamber of Commerce and the Eastern Region of Friends of the Institute of Government. Mr. Holscher currently serves as Chairman of the Board of both the Company and the Bank, and has previously served as Vice-Chairman of both boards, respectively. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Mr. Holscher currently serves.

Frederick H. Howdy has been a director of the Bank since 1975. He is currently President of Drs. Freshwater and Howdy P.A., a dental health care corporation located in New Bern, North Carolina. Prior to that, he was a practicing dentist in Washington, North Carolina for 36 years. Dr. Howdy did his undergraduate studies at the University of North Carolina at Chapel Hill and received his DDS from the UNC School of Dentistry at Chapel Hill. He has served on the boards of many local and statewide civic and service organizations including the Beaufort County Hospital Foundation, North Carolina Board of Dental Examiners, as president of the North Carolina Dental Foundation, chairman of the Beaufort County ABC Board, chairman of the Beaufort County Health Department and as a commissioner on the North Carolina Banking Commission. Dr. Howdy has previously served as both Chairman and Vice-Chairman of the boards of both the Company and the Bank. See “Committees of the Board of Directors” below for a discussion on the various board committees on which Dr. Howdy currently serves.

The Board of Directors recommends that stockholders vote “FOR” the nominees for director of the Company for the terms indicated.

Executive Officers Who Are Not Directors

The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

	Age at
	December 31,
Name	2011	Title (1)

William L. Wall	65	Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank
J. Randy Woodson	50	Executive Vice President and Chief Operating Officer
Paul S. Jaber	55	Executive Vice President of Mortgage Lending
John F. Nicholson, Jr.	60	Executive Vice President and Chief Credit Officer
Mary R. Boyd	61	Executive Vice President of Loan Servicing
Sherry L. Correll	57	Executive Vice President of Bank Operations
Kristie W. Hawkins	46	Treasurer and Controller of the Company and the Bank

(1)	All positions are with the Bank unless indicated otherwise.

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William L. Wall joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

J. Randy Woodson joined the Bank in 2008 and currently serves as Executive Vice President and Chief Operating Officer. Prior to joining the Bank, Mr. Woodson was employed with Crestar Bank from 1984 to 1998 in various commercial loan capacities. Mr. Woodson joined Valley Bank of Roanoke, Virginia in 1998 as Senior Loan Officer and served as Chief Lending Officer from 2000 to 2005 and most recently served with Valley Bank as Executive Vice President and Chief Operating Officer from 2005 to 2007.

Paul S. Jaber joined the Bank in 2002 and currently serves as Executive Vice President of Mortgage Operations. Prior to joining the Bank, Mr. Jaber served as Senior Vice President of Mortgage Lending of Triangle Bank in Raleigh, North Carolina from 1999 to 2001, and as Senior Vice President of Mortgage Lending of United Federal Savings Bank of Rocky Mount, North Carolina from 1979 to 1999.

John F. Nicholson, Jr., joined the Bank in 2006 as Senior Vice President and Credit Risk Manager and became Executive Vice President and Chief Credit Officer in 2008. Prior to joining the Bank, Mr. Nicholson served as a Senior Business Intermediary from 2001 to 2006 with C. J. Harris & Company. Prior to that, Mr. Nicholson had twenty-three years of banking experience in various credit administration capacities with Wachovia Bank and United Carolina Bank. Most recently he served as Senior Vice President and Senior Credit Administrator with United Carolina Bank in Raleigh, North Carolina.

Mary R. Boyd joined the Bank in 1983 and currently serves as Executive Vice President of Loan Servicing.

Sherry L. Correll joined the Bank in 1985 and currently serves as Executive Vice President of Bank Operations. Prior to 2008, she served as Executive Vice President of Deposit Operations.

Kristie W. Hawkins joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank’s Assistant Treasurer and Assistant Secretary as well as accounting department supervisor.

Committees of the Board of Directors

The Board meets monthly and may have additional special meetings. During the year ended December 31, 2011, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended December 31, 2011 and the total number of meetings held by committees on which he served during such fiscal year.

Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Gibbs, Parker and Singleton, who currently serves as Chairperson. The members of the Audit Committee are “independent,” as “independent” is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to select the independent auditors to be engaged by the Company and to review and approve audit policies. The Company’s Board of Directors has determined that one member of the Audit Committee, Linley H. Gibbs, Jr., qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission. Under this definition, an “audit committee financial expert” is a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of generally accepted accounting principles (“GAAP”) in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the Company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. Director Gibbs is “independent,” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. The Audit Committee met eight times during the year ended December 31, 2011.

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Executive Committee. The Executive Committee consists of Directors Gibbs, Howdy, Vann and Holscher, who currently serves as Chairperson. The Executive Committee is authorized, between meetings of the Board, to perform all duties and exercise all authority of the Board, except those duties and authorities delegated to other committees of the Board, and its primary function is to consider matters that require immediate attention. The Executive Committee met 23 times during the year ended December 31, 2011.

Nominating Committee. The Nominating Committee consists of Directors Parker, Singleton and Gibbs, who currently serves as Chairperson. The Nominating Committee nominates persons for election as directors at the Company’s Annual Meeting. The members of the Nominating Committee are “independent directors” as defined in NASDAQ listing standards. The Board has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com. The Nominating Committee met once during the year ended December 31, 2011.

In its deliberations, the Nominating Committee considers the candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. There is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, however, the committee values diversity, including diversity of background, experience, and expertise. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies, the Nominating Committee solicits the Company’s then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company’s directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee will consider director candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee no later than December 31 of the year preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

Compensation Committee. The Compensation Committee consists of Directors Gibbs, Howdy and Holscher, who currently serves as Chairperson. The Compensation Committee develops the broad outline of the compensation program and monitors the success of the program in achieving the objectives of the Company’s compensation philosophy. The Compensation Committee is also responsible for the administration of all compensation programs and policies, including the administration of both cash and stock-based incentive programs. The Compensation Committee met four times during the year ended December 31, 2011.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the Board of Directors review the Charter periodically to ensure that the scope of the Charter is consistent with the Compensation Committee’s expected role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter vests in the Compensation Committee principal responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities. The Compensation Committee Charter is available on the Company’s Internet website located at www.firstsouthnc.com.

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Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communication to William L. Wall, Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Mr. Wall will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case he has the authority to discard the communication or take other appropriate action regarding the communication.

The Company’s policy is to strongly encourage Board member attendance at annual meetings of stockholders. All six of the Company’s directors attended the Company’s 2011 annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during the year ended December 31, 2011 all Reporting Persons have complied with these reporting requirements in a timely manner.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company has posted such Code of Ethics on its Internet website and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, the Code of Ethics by posting such information on its Internet website. The Company’s Internet website may be accessed at www.firstsouthnc.com.

Board Leadership Structure and Role in Risk Oversight

The Board is currently led by a chairman who is an independent director. Accordingly, the positions of principal executive officer and chairman are not held by the same person. The Board does not have a formal policy as to whether the roles of chairman and principal executive officer should be separate or combined.

Under Virginia law, the Board is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the entire Board has responsibility for the general oversight of risks, it administers its risk oversight function primarily through committees, including the audit committee and the compensation committee, as described above, as well as other committees. The loan committee, with the input of the senior credit officer, is responsible for oversight of credit risk and lending policies. The liquidity risk management/investment committee is responsible for oversight of liquidity risk. The full Board functions as the asset-liability committee and is responsible for oversight of interest rate risk. Each of these committees meet regularly and provide reports of their activities and conclusions to the full Board, which is responsible for reviewing the actions of the committees.

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EXECUTIVE COMPENSATION

Summary Compensation Table. The following information is furnished for all individuals serving as the principal executive officer of the Company and the two other most highly compensated executive officers of the Company who received total compensation of $100,000 or more during the year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(1) ($)	All Other Compensation (2)(3) ($)	Total ($)
Thomas A. Vann	2011	$465,000	$–	$–		$149,458	$54,923	$669,381
President and Chief Executive Officer of the Company and the Bank	2010	465,000	–	–		137,376	55,249	657,625

J. Randy Woodson	2011	210,000	20,000	31,628	(4)	–	9,416	271,044
Executive Vice President-Chief Operating Officer of the Bank	2010	200,000	30,000	32,722		–	9,192	272,776

John F. Nicholson, Jr.	2011	146,500	20,000	8,628 (5)		–	9,192	184,320
Executive Vice President – Credit Administration and Chief Credit Officer of the Bank	2010	140,000	20,000	7,262		–	9,020	176,282

(1)	Represents the aggregate change in the present value of the accumulated benefits under the Bank’s deferred compensation arrangements. See “Executive Compensation – Pension Benefits” and Note 9 of “Notes to Consolidated Financial Statements” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the deferred compensation arrangements.
(2)	Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by any named executive officer in fiscal 2011 did not exceed $10,000.
(3)	For all the named executive officers, except Mr. Vann, the amount shown consists of matching contributions under the Bank’s 401(k) Plan and life insurance premiums. For Mr. Vann, the amount shown for 2011 includes $10,664 in matching contributions under the Bank’s 401(k) Plan, $43,400 in Board of Directors and committee fees and $859 in life insurance premiums.
(4)	Reflects the dollar amount of stock based compensation recognized for financial statement reporting purposes in accordance with ASC 718 - “Compensation-Stock Compensation” based upon a fair value of $2.23, $4.08, $3.83, $2.60 and $2.52 for options granted in 2011, 2010, 2009 and 2008, respectively, using the Black-Scholes option pricing model. See Note 10 to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the option grants and assumptions.
(5)	Reflects the dollar amount of stock based compensation recognized for financial statement reporting purposes in accordance with ASC 718 - “Compensation-Stock Compensation” based upon a fair value of $2.23, $4.08 and $2.01 for options granted in 2011, 2010 and 2008 using the Black-Scholes option pricing model. See Note 10 of “Notes to Consolidated Financial Statements” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the option grants and assumptions.

Grants of Plan-Based Awards. The following table provides information concerning all award grants made to the Company’s named executive officers in the year ended December 31, 2011.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (2)
J. Randall Woodson	2-28-11	6,000	(1)	$5.40	$13,380
John F. Nicholson, Jr.	2-28-11	6,000	(1)	5.40	13,380

(1)	The options vest at the rate of 33 1/3% on each of the first three anniversaries following the date of grant. The options are forfeited in the event employment is terminated for cause or if an optionee resigns from employment and within 12 months thereafter becomes an employee, consultant, director or 10% or greater stockholder of a company that offers competing products within 50 miles of where the Company, the Bank or any affiliate is doing business. Each option has a 10-year term.
(2)	The grant date fair value of each option award in the table granted to Messrs. Woodson and Nicholson during 2011 was $2.23, as computed using the Black-Scholes option pricing model. See Note 10 of “Notes to Consolidated Financial Statements” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

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Employment Agreement. The Company and the Bank maintain an employment agreement with Thomas A. Vann, pursuant to which Mr. Vann serves as President and Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company. The employment agreement provides for a term of thirty-six months. On each anniversary date of the employment agreement, the term of the agreement is automatically extended for an additional one-year period beyond the then effective expiration date, unless the Company and the Bank or Mr. Vann gives notice not later than 90 days prior to the anniversary date of an intention that the employment agreement not be extended beyond its then current term. The current annual base salary under Mr. Vann’s employment agreement is $465,000. The employment agreement provides that Mr. Vann’s salary is reviewed at least annually. In addition to base salary, the employment agreement provides for among other things the inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The employment agreement also provides Mr. Vann with certain benefits and payments upon termination of employment. See “—Potential Post-Termination and Change in Control Benefits—Employment Agreement.”

The employment agreement further provides that to the maximum extent permitted under applicable law, during the term of the employment agreement and for a period of six years thereafter, the Company shall indemnify Mr. Vann against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any affiliate thereof. In addition, during the term of the employment agreement and for a period of six years thereafter, the Company shall cause Mr. Vann to be covered by and named as an insured under any policy or contract of insurance obtained by either the Company or the Bank to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or any of its affiliates or service in other capacities at its request. In the event that Mr. Vann prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the employment agreement, he will be reimbursed for his legal and other expenses related to the dispute.

Change-in-Control Protective Agreement. As of December 31, 2011, the Company and the Bank currently maintain a change-in-control protective agreement with J. Randall Woodson (the “executive”). The protective agreement for Mr. Woodson terminates upon the earlier of (a) 12 months from the effective date of the agreement, or (b) the date on which the executive terminates employment with the Bank, provided that the rights under the protective agreement will continue following termination of employment if the applicable protective agreement was in effect at the date of the change in control. On each anniversary date of the effective date of the protective agreement, the term of the protective agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the executive has met the required performance standards and that such protective agreement should be extended. The protective agreement provides Mr. Woodson with certain benefits and payments upon termination of employment in connection with a “change in control” (as defined in the agreement). See “—Potential Post-Termination and Change in Control Benefits – Change in Control Protective Agreement.”

Equity Compensation Plans. The following table sets forth certain information with respect to the Company’s equity compensation plans as of December 31, 2011.

Plan category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	166,833	$15.26	874,000

Equity compensation plans not approved by security holders	—	—	—
Total	166,833	$15.26	874,000

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Outstanding Equity Awards. The following table provides information concerning exercisable and unexercisable stock option awards that were outstanding for each named executive officer as of December 31, 2011.

Stock Option Awards

Name	Number of Securities Underlying Unexercised Options, Number Exercisable	Number of Securities Underlying Unexercised Options, Number Unexercisable		Option Exercise Price ($)	Option Expiration Date
J. Randall Woodson	4,500	3,000	(1)	21.41	1/24/18
	5,000	—		17.27	9/30/18
	8,000	4,000	(2)	10.62	3/31/19
	1,667	3,333	(3)	10.91	2/25/20
	—	6,000	(4)	5.40	2/28/21
John F. Nicholson, Jr.	6,000	—		19.26	5/31/18
	1,000	2,000	(5)	10.91	2/25/20
	—	6,000	(6)	5.40	2/28/21

(1)	1,500 options each vest on January 24, 2012 and 2013, respectively.
(2)	4,000 options vest on March 31, 2012.
(3)	1,667 options each vest on February 25, 2012, and 1,666 options vest on February 25, 2013.
(4)	2,000 options each vest on February 28, 2012, 2013 and 2014, respectively.
(5)	1,000 options each vest on February 25, 2011, 2012 and 2013, respectively.
(6)	2,000 options each vest on February 28, 2012, 2013 and 2014, respectively.

Stock Option Exercises. The were no stock option exercises for any named executive officer during 2011.

Pension Benefits for 2011. The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer. No payments were made during 2011.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
Thomas A. Vann	Supplemental Income Agreement	22	$180,960
	Supplemental Income Plan Agreement	17	778,989
	Directors Deferred Compensation Plan Agreement	17	333,025
	Directors Deferred Retirement Plan Agreement	17	94,116
	Directors Retirement Payment Agreement	27	457,562

(1)	The accumulated benefits under the Bank’s deferred compensation arrangements are calculated in accordance with accounting standards for employers’ accounting for postretirement benefits other than pensions, using an 8.00% discount rate.

Supplemental Income Agreement. The Bank maintains a supplemental income agreement for Mr. Vann for the purpose of providing him with a fixed retirement benefit over a specified term. See “–Potential Post-Termination and Change in Control Benefits – Supplemental Income Agreement” for a discussion of the benefits provided under the supplemental income agreement.

Supplemental Income Plan Agreement. The Bank maintains supplemental income plan agreements for Mr. Vann for the purpose of providing him with a fixed retirement benefit over a specified term. See “– Potential Post Termination and Change in Control Benefits – Supplemental Income Plan Agreements” for a discussion of the benefits provided under the supplemental income plan agreements.

Directors Deferred Compensation Plan Agreements. The Bank maintains directors’ deferred compensation plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See “Director Compensation– Directors’ Deferred Compensation Plan Agreements” for a discussion of the benefits provided under the directors’ deferred compensation plan agreements.

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Directors Deferred Retirement Plan Agreements. The Bank maintains directors’ deferred retirement plan agreements for the benefit of Mr. Vann and certain other directors. The plan agreements provide each director with a fixed retirement benefit over a specified term. See “Director Compensation—Directors’ Deferred Retirement Plan Agreements” for a discussion of the benefits provided under the directors’ deferred retirement plan agreements.

Directors’ Retirement Payment Agreements. The Bank maintains directors’ retirement payment agreements for the benefit of Mr. Vann and certain other directors. The retirement payment agreements provide each director with a fixed retirement benefit for a specified term. See “Director Compensation—Directors’ Retirement Payment Agreements” for a discussion of the benefits provided under the directors’ retirement payment agreements.

Potential Post-Termination and Change in Control Benefits. The Bank maintains certain arrangements with its named executive officers that provide for termination and change in control benefits. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated in connection with a change in control on December 31, 2011, given the named executive officer’s compensation levels and, if applicable, based on our stock price as of that date. These benefits are in addition to benefits generally made available to our salaried employees, such as accrued vacation and distributions from our tax-qualified plans.

Employment Agreement. Under Mr. Vann’s employment agreement, if the Company or the Bank terminates Mr. Vann’s employment without “Just Cause” (as defined in the employment agreement), or if Mr. Vann terminates his employment for “Good Reason” (as defined in the employment agreement), he will be entitled to a payment equal to his remaining base salary due under the agreement plus an additional 12 months’ salary. The employment agreement further provides that upon Mr. Vann’s termination of employment for any reason other than Just Cause, he and his spouse shall continue to participate in the Bank’s group health insurance program for the remainder of their respective lives. The Bank will, subject to provisions of the employment agreement covering termination without Just Cause or for Good Reason and termination in connection with a change in control, fund the cost of such continuation coverage on the same terms as the Bank funded the cost of coverage for Mr. Vann and his spouse immediately prior to his termination of employment (i.e., Mr. Vann will pay the same dollar amount toward the premium costs as he paid immediately prior to his termination of employment), and the Bank will fund the balance of such costs. If, for any reason, Mr. Vann or his spouse cannot be continued under the Bank’s group health insurance program, the Bank will reimburse Mr. Vann or his spouse for the cost of any substitute coverage obtained by Mr. Vann or his spouse that provides substantially similar benefits. Such reimbursement will be in an amount determined by reference to the dollar amount paid by Mr. Vann immediately prior to his termination of employment, with the remaining amount paid by the Bank.

The employment agreement also provides Mr. Vann (or his beneficiary) with benefits in the event he becomes disabled or dies while the agreement is in effect. If Mr. Vann becomes disabled and is unable to work due to his “Disability” (as defined in the employment agreement), Mr. Vann will be entitled to a continuation of his salary and benefits for any period during the term of the agreement and prior to the establishment of his Disability during which he is unable to work, or any period of Disability which is prior to his termination of employment, provided that any benefits paid under the Bank’s long-term disability plan will continue as provided under the plan. In the event of Mr. Vann’s death during the term of the employment agreement, his estate (or beneficiary) will be entitled to receive his base salary in effect at the time of his death through the last day of the calendar month in which he died. In the event Mr. Vann voluntarily terminates his employment or he is terminated for Just Cause, he is entitled to receive only his compensation, vested rights and benefits up to the date of termination of employment.

The employment agreement also provides for a change in control severance benefit in the event (i) Mr. Vann voluntarily terminates employment for any reason within the 180-day period beginning on the date of a “change in control,” (as defined in the employment agreement), (ii) Mr. Vann voluntarily terminates employment within 90 days of an event that both occurs during the protected period, which begins on the date six months before a change in control and ends on the later of the second annual anniversary of the effective date of a change in control or the expiration date of the employment agreement, including any renewal terms and constitutes Good Reason (as defined on the employment agreement), or (iii) the Company or Bank or their successor(s) in interest terminate Mr. Vann’s employment without his written consent and for any reason other than Just Cause during the protected period. In any such event, Mr. Vann will be entitled to receive the following payments and benefits: (i) a cash severance benefit equal to three times his average annual compensation over the five most recently completed taxable years preceding the effective date of the change in control; (ii) for the first 36 months of Mr. Vann’s (and spouse’s) continued participation in the Bank’s health insurance program which the Bank shall cover the entire cost of such continued participation; and (iii) for a period of 36 months following Mr. Vann’s termination date, the Bank shall continue his coverage under the Bank’s life, disability and other benefits that Mr. Vann participated at his termination date.

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Under the terms of the employment agreement, Mr. Vann is also entitled to receive a tax indemnification payment if the payments and benefits under his employment agreement or any other payments trigger liability under the Internal Revenue Code of 1986, as amended (the “Code”), as an excise tax constituting “excess parachute” payments. Under applicable law, the excise tax is triggered by change in control related payments which equal or exceed three times an executive’s “base amount.” Base amount is defined as the average of an executive’s Box 1 Form W-2 compensation for the five years preceding a change in control. The excise tax equals 20% of the amount of the payment in excess of 1.0 times the base amount. The employment agreement has been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the employment agreement are subject to certain restrictions imposed by Section 409A.

Change-in-Control Protective Agreement. As of December 31, 2011, the protective agreement for Mr. Woodson provides the executive with change in control severance benefits in the event that (i) the executive voluntarily terminates employment within 90 days after an event that occurs during the Protected Period (as defined below) and that constitutes “Good Reason,” or (ii) the Bank, the Company or their successors terminate the executive’s employment during the Protected Period for any reason other than for Just Cause (as defined in the agreement). Under such circumstances, Mr. Woodson would be entitled to a payment equal to 1.0 times his annual base salary in effect six months before the change in control occurred. In no event, however, can the severance benefit under the protective agreement exceed the difference between (i) the executive’s Section 280G Maximum (i.e., 2.99 times each executive’s base amount), and (ii) the sum of any other parachute payments, that the executive receives on account of the change in control. The protected period is defined in the protective agreement as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the applicable protective agreement.

The protective agreement for Mr. Woodson provides that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the protective agreement, that will be used to pay amounts owed to the executive under the protective agreement. In the event that Mr. Woodson prevails over the Company or the Bank in a legal dispute as to his protective agreement, he will be reimbursed for his legal and other expenses related thereto. The protective agreement for Mr. Woodson is compliant with the requirements of, and will be administered in accordance with Section 409A of the Code.

Mr. Woodson’s protective agreement was amended on February 29, 2012, to increase the severance benefit payment to 2.0 times his annual base salary in effect six months before the change in control occurred.

Supplemental Income Agreement. The Bank maintains a supplemental income agreement with Thomas A. Vann. Upon the earlier of Mr. Vann’s (i) attainment of age 65, or (ii) the date of Mr. Vann’s retirement before age 65, but after attaining age 55 and completing at least 10 years of service with the Bank, the Bank shall pay Mr. Vann an amount equal to $31,356 annually for a period of 15 years. As permitted by the terms of the supplemental income agreement, Mr. Vann has elected to receive the present value of his 15-year annual benefit in a single lump sum upon his retirement or in the event that a termination of protected employment (as defined in the agreement) occurs on or before age 65 or early retirement and following a change in control (as defined in the agreement).

In the event of Mr. Vann’s death after becoming entitled to receive benefits under the supplemental income agreement, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann’s death prior to attaining age 65, the Bank will pay his beneficiary $31,356 annually for 15 years. In the event of Mr. Vann’s termination of employment by reason other than death, retirement upon attaining age 65, or in the event of early retirement, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of his benefit. This percentage will be based on Mr. Vann’s full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann’s employment terminates for any reason other than his death, or early retirement prior to the time he is first entitled to receive payments under the agreement, Mr. Vann shall be entitled to receive such percentages of his benefit, as discussed above, when he reaches age 55 or upon his death, whichever is earlier. In the event that a termination of protected employment (as defined in the agreements) occurs (i) on or before age 65 or early retirement and (ii) following a “change in control” (as defined in the agreement), then Mr. Vann shall be deemed to have retired as of early retirement date. Mr. Vann is 100% vested in his supplemental income agreement benefit. The supplemental income agreement has been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the supplemental income agreement are subject to certain restrictions imposed by Section 409A.

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Supplemental Income Plan Agreements. The Bank maintains supplemental income plan agreements with Thomas A. Vann. Pursuant to the terms of the agreement with Mr. Vann, if he retires from employment with the Bank either at or after the age of 65 or at or after age 55 with at least 10 years of service with the Bank, the Bank will pay a minimum sum of $40,000 per annum for a period of 15 years. This amount will increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994. If Mr. Vann remains employed by the Bank until age 65, he will receive an annual benefit equal to $106,132 which will be payable over 15 years. As permitted by the terms of the supplemental income plan agreement, Mr. Vann has elected to receive the present value of his 15-year annual benefit in a single lump sum upon his retirement or in the event that a termination of protected employment (as defined in the agreement) occurs on or before age 65 or early retirement and following a change in control (as defined in the agreement). Mr. Vann is 100% vested in his supplemental income plan agreement benefit. Mr. Vann’s supplemental income plan agreement has been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the supplemental income plan agreement are subject to certain restrictions imposed by Section 409A.

In the event of Mr. Vann’s death before age 65 or on his early retirement date, the Bank will make payments to Mr. Vann’s beneficiaries in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on his early retirement date, (ii) a change in control, (iii) “termination of protected employment” (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, he will be entitled to receive a percentage of his benefit upon his attainment of age 55 or prior to his death. This percentage will be based on full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. In the event that, prior to age 65 or his early retirement date, a “termination of protected employment” occurs following a change in control, Mr. Vann shall be deemed to have retired as of his early retirement date, and the early retirement date shall be considered the date of the change in control. “Termination of protected employment” generally refers to Mr. Vann’s termination of employment without just cause, or the employee’s voluntary termination of employment for certain events which have not been consented to in advance by him, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with his position, a material reduction in his authority and responsibility, and the failure to elect or re-elect him to the Board of Directors, if he has served on the Board during the term of the agreement.

Other Retirement Arrangements. Mr. Vann also participates in a directors’ deferred compensation plan agreement, a directors’ retirement plan agreement and a director’s retirement payment agreement. For a description of these arrangements, see “Director Compensation.”

Stock Option Agreements. Mr. Woodson has received option grants under the First South Bancorp, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”). Messrs. Woodson and Nicholson have received option grants under the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The 1997 Plan provides that, in the event of a change in control of the Company or the Bank as defined in the plan, or upon termination due to death, outstanding stock options automatically vest and remain exercisable until the later of two years from the date of death or disability or the expiration date of the stock options. The 2008 Plan provides that, in the event of a change in control of the Company or the Bank as defined in the plan, or upon termination due to death, outstanding stock options automatically vest and remain exercisable until the expiration of the term of the options. Presently, Messrs. Woodson and Nicholson have vested stock options. Messrs. Woodson and Nicholson also have unvested options outstanding.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon the occurrence of a termination event is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested options are based on the fair market value of First South Bancorp common stock on December 31, 2011 of $3.20. The actual amounts to be paid out can only be determined at the time of such executive’s separation from First South Bancorp, Inc. Non-forfeitable, fully vested amounts credited to the accounts of the named executive officers under the Bank’s tax-qualified plans and non-qualified deferred compensation plans and arrangements will be distributed to the named executive officers in accordance with the terms of the respective plans and are not set forth below.

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The following table provides the amount of compensation payable to Mr. Vann for each situation listed below:

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/For Good Reason		Change in Control With Termination of Employment		Disability		Death		Normal Retirement
Base salary	$-	$1,240,000		$1,499,841		$1,240,000		$-		$-
Additional salary	-	465,000		-		-		-		-
Health and welfare benefits	-	84,954	(1)	87,006	(2)	82,255	(3)	82,255	(3)	82,255	(3)
Section 280G tax gross-up	-	-		607,207		-		-		-
Total	$-	$1,789,954		$2,194,054		$1,322,255		$82,255		$82,255

(1)	Based on 32 months of full payment of insurance premiums (employer and employee) and 15 years of payment of only the employer portion based on life expectancy of 80 years.
(2)	Based on 36 months of full payment of insurance premiums (employer and employee portion) and 15 years of payment of only the employer portion based on a life expectancy of 80 years.

(3) Cost of Mrs. Vann’s health coverage for 18 years assuming a life expectancy of 80 years.

The following table provides the amount of compensation payable to Mr. Woodson for each situation listed below.

	Payments Due Upon
Payment and Benefit	Termination For Just Cause	Termination Without Just Cause/For Good Reason	Change in Control With Termination of Employment	Disability	Death	Normal Retirement
Base salary	$-	$-	$210,000 (1)	$-	$-	$-
Value of unvested options	-	-	52,266	52,266	52,266	-
Total	$-	$-	$262,266	$52,266	$52,266	$-

_____________

(1)	Mr. Woodson’s protective agreement was amended on February 29, 2012, to increase the severance benefit payment to 2.0 times his annual base salary in effect six months before the change in control occurred. Related disclosure in the 2013 Proxy Statement will be revised accordingly.

As of December 31, 2011, Mr. Nicholson was not party to a Change-in-Control Protective Agreement and was not entitled to any benefits (other than those provided under the Bank’s tax-qualified plans) in the event of termination for Just Cause, termination without Just Cause or for Good Reason, termination in connection with a change in control or termination of employment as a result of death, disability or retirement. Effective as of February 29, 2012, the Company and the Bank entered into a protective agreement with Mr. Nicholson, under which , he would be entitled to a severance benefit equal to 2.0 times his annual base salary in effect six months before the change in control occurred. Related disclosure in the 2013 Proxy Statement will be revised accordingly.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Company’s Board of Directors during the year ended December 31, 2011 were Frederick N. Holscher, Linley H. Gibbs, Jr., and Frederick H. Howdy. None of such individuals was an officer or employee of the Company or the Bank during the year ended December 31, 2011, was formerly an officer of the Company or the Bank or had any relationship involving a transaction with the Company required to be disclosed by the Company under Item 13 of the Company’s Annual Report on Form 10-K.

During the year ended December 31, 2011:

•	No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank;
•	No executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or the Bank; and
•	No executive officer of the Company or the Bank served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

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DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2011 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	Total ($)
Linley H. Gibbs, Jr.	$57,800	$-	$57,800
Frederick N. Holscher	56,000	52,023	108,023
Frederick H. Howdy	57,000	-	57,000
Charles E. Parker, Jr.	47,000	7,720	54,720
Marshall T. Singleton	49,800	14,889	64,689

(1)	The accumulated benefits under the Bank’s deferred compensation arrangements are calculated in accordance with accounting standards for employers’ accounting for postretirement benefits other than pensions, using an 8.00% discount rate.

Fees. Through December 31, 2011, each member of the Bank’s Board of Directors received a fee of $2,750 for each regular and special Board meeting attended and $400 for certain Board committee meetings attended. No fees are paid for attendance at meetings of the Company’s Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

Directors are eligible to receive awards under the Company’s 2008 Equity Incentive Plan. During the year ended December 31, 2011, no awards were made to directors under the 2008 Plan.

Directors’ Deferred Compensation Plan Agreements. The Bank maintains a directors’ deferred compensation plan agreement with directors Singleton, Holscher and Vann. Pursuant to the terms of the agreements, the participating directors agreed to defer the receipt of their directors’ fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the directors receive certain retirement benefits (described below). Upon the later to occur of their 65th birthday and January 1, 1999, the Bank shall pay each Director 120 equal monthly payments of the following amounts, unless the Director elects to receive the present value of his benefit in a single lump sum payment: Mr. Singleton—$1,975; Mr. Holscher—$4,088; and Mr. Vann—$4,818. Messrs. Holscher and Vann have each elected to receive the present value of their benefits in a single lump sum payment. The total payments to be made under the Agreement to Messrs. Singleton, Holscher and Vann will be $237,000, $490,560 and $578,150, respectively. During the year ended December 31, 2011, the Company accrued $4,909, $22,577 and $24,669 for the benefit of Directors Singleton, Holscher and Vann, respectively, pursuant to their agreements. In 2011, Mr. Singleton received payments under the agreement in the amount of $23,700.

In the event of a director’s death after becoming entitled to receive a benefit but before all of the payments have been made, the Bank shall make the remaining payments to the director’s beneficiary. Similarly, in the event of a director’s death while serving as a director but before the qualifying date, the Bank will pay the Deferred Amount per month for 120 months to the director’s beneficiary. In the event that a director voluntarily resigns after January 1, 1996 but before the qualifying date, then the director will receive a percentage of the monthly benefit. This percentage varies among the different agreements, but is generally determined by a formula based on the director’s full years of service after January 1, 1994. The benefits generally vest over a period of five to ten years under the different agreements. All agreements were fully vested at December 31, 2011. Under the agreements, if the directors had resigned on December 31, 2011, Messrs. Holscher and Vann would begin to receive 120 monthly payments of $4,088 and $4,818, respectively, commencing in January 2012. In the event that the director’s service is terminated on or before the qualifying date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly benefit, and the qualifying date shall be deemed to be the date of the director’s termination of service. The deferred compensation plan agreements for Messrs. Holscher and Vann have been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the deferred compensation plan agreements for Messrs. Holscher and Vann are subject to certain restrictions imposed by Section 409A.

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Directors’ Deferred Retirement Plan Agreements. The Bank maintains a directors’ deferred retirement plan agreement with directors Parker, Singleton, Holscher, and Vann. Under the terms of the retirement plan agreement, the Bank will pay a director (or his beneficiary in the event of his death) a monthly amount for a period of 120 months beginning upon the director’s retirement plan qualifying date, unless the Director elects to receive the present value of his benefit in a single lump sum payment. The director’s retirement plan qualifying date is defined as the later to occur of the director’s 70th birthday or January 1, 1999. Under the retirement plan agreement, upon attainment of age 70, Messrs. Parker, Singleton, Holscher and Vann each would receive 120 monthly payments of $2,000 for a total of $240,000 for each individual. However, Messrs. Holscher, Singleton and Vann have each elected to receive the present value of their benefits in a single lump sum payment. During the year ended December 31, 2011, the Company accrued $7,720, $11,484, $7,508 and $6,972 under the retirement plan for the benefit of directors Parker, Singleton, Holscher and Vann, respectively. In 2011, Messrs. Singleton and Parker each received payments under the agreement in the amount of $24,000.

The benefits under retirement plan agreements generally vest over a period of five to ten years under the different agreements. All participants became 100% vested in their benefits as of December 31, 2007. In the event that on or before the retirement plan qualifying date the director’s service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly benefit for a period of 120 months. The retirement plan agreements for Messrs. Holscher, Singleton and Vann have been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the retirement plan agreements for Messrs. Holscher, Singleton and Vann are subject to certain restrictions imposed by Section 409A.

Directors’ Retirement Payment Agreements. The Bank maintains a deferred compensation payment agreement with directors Holscher and Vann. Under the terms of each payment agreement, the directors deferred receipt of director’s fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann agreed to defer receipt of his director’s fees in the amount of $220.35 per month from September 1, 1995 until December 31, 2005. In exchange for the agreement to defer receipt of director’s fees, the directors will receive, upon the earlier of the director’s 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount per month for a period of 120 months, unless the Director elects to receive the present value of his benefit in a single lump sum payment. Under the payment agreements, upon the earlier to occur of attainment of age 65 or termination of service after attainment of age 55, Messrs. Holscher and Vann would receive 120 monthly payments of $3,628 and $8,256, respectively. However, Messrs. Holscher and Vann have each elected to receive the present value of their benefits in a single lump sum payment. The total payments to be made under the agreement to Messrs. Holscher and Vann will be $435,360 and $990,720, respectively. During the year ended December 31, 2011, the Company accrued $21,939 and $41,597 under the payment agreements for the benefit of Directors Holscher and Vann, respectively.

In the event of a director’s death after becoming entitled to receive monthly payments but before all payments have been made, the Bank will pay all remaining amounts to the director’s beneficiary. Similarly, in the event of the director’s death prior to the commencement of his monthly payments, the Bank will pay a monthly amount for 120 months to the director’s beneficiary. In the event that prior to the commencement of the monthly payments a director’s service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director’s 55th birthday, or if earlier, death, occurs). The retirement payment agreements for Messrs. Holscher and Vann have been amended to comply with the requirements of, and will be administered in accordance with Section 409A of the Code. Payments and benefits provided under the deferred payment agreements for Messrs. Holscher and Vann are subject to certain restrictions imposed by Section 409A.

TRANSACTIONS WITH RELATED PERSONS

The Bank offers loans to its directors and executive officers. At December 31, 2011, the Bank’s loans to directors and executive officers totaled $872,630, or 1.04% of the Company’s stockholders’ equity at that date. All loans to the Company’s and the Bank’s directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

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The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer, and any such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Turlington and Company, L.L.P. (“Turlington”) has served as the Company’s independent auditors to audit the Company’s six most recent fiscal year ends and has been appointed by the Company’s Audit Committee to be the independent registered public accounting firm for the 2012 fiscal year, subject to ratification by stockholders, see “Proposal Two — Ratification of Independent Registered Public Accounting Firm,” below.

PROPOSAL TWO – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Turlington and Company, L.L.P. to be the Company’s independent registered public accounting firm for the year ending December 31, 2012, subject to ratification by stockholders. A representative of Turlington is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Turlington and Company, L.L.P. as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

As detailed in the Audit Committee Charter, the role of the Audit Committee of the Board (the “Audit Committee”) is to assist the Board in fulfilling its oversight responsibilities regarding the following:

1.	The review of the Company’s financial statements, including matters relating to its internal controls;
2.	The qualification and independence of the Company’s independent auditors;
3.	The performance of the Company’s internal auditors and the independent auditors; and
4.	The Company’s compliance with legal and regulatory requirements.

Management is responsible for the preparation and presentation of the Company’s financial statements and its overall financial reporting process, and with the assistance of the Company’s internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing and accounting and are not full-time employees of the Company.

In the performance of its oversight function, the Audit Committee, among other things, reviewed and discussed the audited financial statements with management and the independent auditors have confirmed to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Those Charged with Governance, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Audit Committee concerning independence, has considered whether the provisions of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence, and has discussed with the auditors the auditor’s independence.

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Based upon the review and discussions in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

Members of the Audit Committee

Marshall T. Singleton, Chairman

Charles E. Parker, Jr.

Linley H. Gibbs, Jr.

AUDIT AND OTHER FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following information is provided regarding fees billed by the Company’s independent registered public accounting firms for the years ended December 31, 2011 and 2010. Audit, audit-related and tax fees were billed by Turlington as follows:

Audit Fees. The aggregate fees billed by Turlington for the audit of the Company’s annual consolidated financial statements, Sarbanes Oxley Act Section 404 attestation services and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $123,100 for both the years ended December 31, 2011 and 2010, respectively.

Audit-Related Fees. The aggregate fees billed by Turlington for audit-related services relating to the employee benefit plan audit were $18,750 for both the years ended December 31, 2011 and 2010, respectively.

Tax Fees. The aggregate fees billed by Turlington for tax services were $19,000 and $18,400 for the years ended December 31, 2011 and December 31, 2010, respectively, relating to preparation of federal and state income tax returns and the review of accrued and deferred income taxes.

All Other Fees. No fees were billed by the Company’s independent auditor for services not included above for the years ended December 31, 2011 and 2010.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, or by email, facsimile or telephone without receiving additional compensation.

The Company’s 2011 Annual Report to Stockholders (“Annual Report”), including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. The Annual Report is also available to all stockholders on a publicly accessible Internet website at http://www.cfpproxy.com/4205. Any stockholder may obtain a paper copy of the Annual Report by calling the toll-free number 800-368-5948; by visiting the website http://www.cfpproxy.com/4205; or by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

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STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in 2013 Proxy Statement. To be eligible for inclusion in the proxy statement of the Company for the 2013 Annual Meeting of Stockholders, stockholder proposals must be received by the Company’s Secretary no later than the close of business on December 18, 2012. Proposals should be sent to the Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889 and follow the procedures required by SEC Rule 14a-8.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2013 Annual Meeting. Under our certificate of incorporation, a stockholder who wishes to nominate an individual for election to the Board of Directors directly, or to propose any business to be considered at an annual or special meeting must deliver advance notice of such nomination or proposal to the Company following the procedures in the certificate of incorporation. The notice must be in writing and contain the information specified in the certificate of incorporation for a director nomination or other business. To be timely, the notice must be delivered or mailed to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the 2013 Annual Meeting. However, if the Company gives less than forty days’ notice of the 2013 Annual Meeting to stockholders, the written notice shall be delivered not later than the close of business on the tenth day following the day on which notice of the 2013 Annual Meeting was mailed to stockholders. Notices should be delivered or mailed to the Secretary of the Company at 1311 Carolina Avenue, Washington, North Carolina 27889. The chairman of the 2013 Annual Meeting may determine whether any nomination or other business has been properly brought before the meeting in accordance with the Company’s certificate of incorporation. If the chairman determines that a nomination or proposal was not properly brought before the meeting, then the defective nomination or proposal will be disregarded and laid over for action at the next annual or special meeting of stockholders. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other proposal at an annual meeting if the Company does not receive notice of the nomination or other proposal within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Nominating Committee for recommendation to the Board for election as a director as described under “Committees of the Board of Directors” and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to SEC Rule 14a-8.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William L. Wall
William L. Wall
Secretary

April 17, 2012

Washington, North Carolina

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders as of the record date upon written request to Corporate Secretary, First South Bancorp, Inc., 1311 Carolina Avenue, Washington, North Carolina 27889. The Company’s Annual Report on Form 10-K is available on a publicly accessible Internet website at http://www.cfpproxy.com/4205.

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☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	FIRST SOUTH BANCORP, INC.			WITH	FOR ALL
				FOR	HOLD	EXCEPT
	ANNUAL MEETING OF STOCKHOLDERS	1.	The election as directors of the nominees listed below (except as marked to the	☐	☐	☐
	May 17, 2012		contrary below):

The undersigned hereby appoints Linley H. Gibbs, Jr., Charles E. Parker, Jr. and Marshall T. Singleton, or any of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of First South Bank (the “Bank”) located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, May 17, 2012, at 11:00 a.m. (the “Annual Meeting”), and at any and all adjournments thereof, as follows:		Frederick N. Holscher
Frederick H. Howdy

INSTRUCTION: To withhold authority to vote for any individual nominee, mark ”For All Except” and write that nominee’s name in the space provided below.

		2.	The ratification of the appointment of Turlington and Company, L.L.P. as the independent registered public accounting firm of First South Bancorp, Inc. for the fiscal year ending December 31, 2012.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” the election of the director nominees; and “FOR” the ratification of the appointment of Turlington and Company, L.L.P. as our independent registered public accounting firm.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date	IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE BELOW.

Stockholder sign above———— Co-holder (if any) sign above

▲ Detach above card, sign, date and mail in postage paid envelope provided ▲

FIRST SOUTH BANCORP, INC.

Washington, North Carolina

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of the Company of his or her decision to terminate his or her proxy.

By signing, dating and mailing this proxy or by voting by telephone or the Internet, you acknowledge that you have received from the Company a Notice of Annual Meeting, a Proxy Statement dated April 17, 2012 and our 2011 Annual Report to Stockholders.

Please sign exactly as your name appears on the enclosed card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/4205

You can vote in one of three ways:

1.	Mark, sign and date your proxy card and return it promptly in the enclosed postage paid envelope; or
2.	Call toll free 1-855-484-1033 on a touch-tone phone. There is NO CHARGE to you for this call; or
3.	Via the Internet at http://www.rtcoproxy.com/fsbk and follow the instructions.